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                                                                    EXHIBIT 11.1

                                SOLOPOINT, INC.
                      WEIGHTED AVERAGE SHARES COMPUTATION
                               September 30, 1996
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
                                                                    THREE MONTHS ENDED                NINE MONTHS ENDED
                                                                      SEPTEMBER 30,                     SEPTEMBER 30,
                                                                   --------------------            ---------------------
                                                                  1996             1995            1996            1995
                                                                  ----             ----            ----            ----
                                                                       (Unaudited)                      (Unaudited)
Weighted average common shares outstanding..................    2,570,875          414,670        1,284,936       414,670

Common equivalent shares from stock options,
       warrants, and Series A-6 and A-7
       preferred stock granted or issued
       during the twelve month period (1)...................            -        1,050,185                -     1,050,185
                                                                ---------        ---------        ---------     ---------

Weighted average common shares outstanding..................    2,570,875        1,464,855        1,284,936     1,464,855
                                                                =========        =========        =========     =========

   (1) Calculated as follows:
       Series A-6 and A-7 convertible preferred
          stock issued during the period September 15,
          1995 through September 14, 1996...................      642,853
       Issuance of common stock during the period
          September 15, 1995 through September 14, 1996.....      362,062
       Options granted during the period September 15,
          1995 through September 14, 1996...................       50,300
                                                                ---------
                                                                1,055,215

       Shares assumed repurchased under the
          treasury stock method.............................       (5,030)
                                                                ---------
                                                                1,050,185
                                                                =========
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